Exhibit 10.1

AMENDMENT

TO

SERIES A WARRANT AGENT AGREEMENT

This AMENDMENT TO SERIES A WARRANT AGENT AGREEMENT (this “Amendment”) is dated as of August 19, 2020, by and between Aditx Therapeutics, Inc., a Delaware corporation (the “Company”) and VStock Transfer, LLC (the “Warrant Agent”). Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to them in the Warrant Agreement (as defined below).

WHEREAS, the Company and the Warrant Agent previously entered into that certain Series A Warrant Agent Agreement (the “Warrant Agreement”), dated as of June 29, 2020, pursuant to which the Company issued Series A Warrants to purchase from the Company one share of the Company’s common stock per Series A Warrant (the “Series A Warrants”), at an exercise price of $9.00 per whole share, pursuant to the terms set forth in the Warrant Agreement;

WHEREAS, pursuant to Section 7.12 of the Warrant Agreement, the Company and the Warrant Agent may amend the Warrant Agreement without the consent of any holder of Series A Warrants for the purpose of changing any provisions of the Warrant Agreement that the parties determine, in good faith, shall not adversely affect the interest of the Holders; and

WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement to decrease the Exercise Price of the Series A Warrants from $9.00 per whole share to $4.50 per whole share.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Warrant Agent each agree to as follows:

1.                  Amendment to Exercise Price. The Exercise Price defined in Section 3.1 of the Warrant Agreement as “$9.00 per whole share” is hereby replaced with “$4.50 per whole share”.

2.                  Entire Agreement. Except as specifically set forth in this Amendment, the Warrant Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed. In the event of a conflict between the terms of the Warrant Agreement and this Amendment, the terms of this Amendment shall govern.

3.                  Counterparts. This Amendment may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.                  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment to Series A Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

ADITX THERAPEUTICS, INC.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

VSTOCK TRANSFER, LLC

By:	/s/ Young D. Kim
Name:	Young D. Kim
Title:	Compliance Officer